UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
 the Securities Exchange Act of 1934 (Amendment No.   )
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12
Cloud Peak Energy Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

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	(4)	Date Filed:

AN IMPORTANT REMINDER TO SUBMIT YOUR PROXY TO VOTE AT OUR ANNUAL MEETING OF STOCKHOLDERS ON MAY 9, 2018 Dear Fellow Stockholder:  Your vote is missing. Please join your fellow stockholders and take an active role.  Your vote is important to the success of our annual stockholders meeting, which will be held on May 9, 2018. On behalf of the Cloud Peak Energy Inc. management and Board of Directors, I am urging you to vote your shares today. Every vote counts. If sufficient votes are not cast in advance of our meeting, it may be necessary to adjourn and reschedule, incurring additional costs.  If you have any questions or need assistance in submitting your proxy to vote your shares, please (1) contact your financial advisor, or (2) call our proxy solicitor, MacKenzie Partners, Inc., at (800) 322-2885.  Thank you for your support. THREE WAYS TO VOTE BEFORE THE MEETING  PROXY QUESTIONS? Call (800) 322-2885  Phone WITHOUT A BALLOT  Call (800) 322-2885 Monday to Friday to speak with a proxy specialist. WITH A BALLOT  Call (800) 690-6903 with a touch-tone phone to vote using an automated system. Online  WWW.PROXYVOTE.COM  Please have your ballot in hand when accessing the website. There are easy-to-follow directions to help you complete the electronic voting instruction form. Mail  VOTE PROCESSING  Mark, sign and date your ballot and return it in the postage-paid envelope provided.